FRANCINE H. ALPERSTEIN C.P.A., P.A.

                          CERTIFIED PUBLIC ACCOUNTANTS


                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



         I consent to the use in this Registration Statement on Form SB-2 of ACKEEOX CORP. of my report dated April 17, 2001, appearing in the Prospectus which is part of this Registration Statement.

         I also consent to the reference to me under the heading "Experts" in such Prospectus.

                                       By:  /s/ FRANCINE H. ALPERSTEIN, C.P.A.
                                          ------------------------------------


Aventura, Florida
June 4, 2001


              3792 NORTHEAST 209TH TERRACE AVENTURA, FLORIDA 33180
                  TELEPHONE 305-792-7373 FACSIMILE 305-792-7664